Exhibit 99.1

SONUS NETWORKS REPORTS 2011 THIRD QUARTER RESULTS

Westford, MA, October 27, 2011 — Sonus Networks, Inc. (Nasdaq: SONS), a market leader in next generation IP-based network solutions, today announced results for the quarter ended September 30, 2011 and provided its outlook for the quarter and year ending December 31, 2011.

Third Quarter Highlights

•                  Total revenue was $66.4 million

•                  SBC product revenue was $10.4 million, compared to $7.7 million in the second quarter of fiscal 2011 and $3.1 million in the third quarter of fiscal 2010

•                  Sonus added eight new customers in the quarter, all of whom purchased SBC products and services

Revenue for the third quarter of fiscal 2011 was $66.4 million, compared to $51.8 million in the second quarter of fiscal 2011 and $42.7 million in the third quarter of fiscal 2010.  GAAP net income for the third quarter of fiscal 2011 was $1.9 million, or $0.01 per diluted share, compared to a net loss of $5.9 million, or $0.02 per share, in the second quarter of 2011 and a net loss of $22.3 million, or $0.08 per share, in the third quarter of 2010.  Non-GAAP net income for the third quarter of fiscal 2011 was $4.1 million, or $0.01 per diluted share, compared to a net loss of $3.6 million, or $0.01 per share, for the second quarter of fiscal 2011 and a net loss of $14.3 million, or $0.05 per share, for the third quarter of fiscal 2010.

“Sonus is leveraging its rich history as a market leading IP networking company into faster growth areas including the session border controller market,” said Ray Dolan, President and Chief Executive Officer.  “Solid SBC momentum this quarter with our revenue and new customers are good indicators of the progress we are making.  We look forward to reporting on our success in the coming quarters as we continue to reposition our business for higher growth opportunities.”

Fourth Quarter and Fiscal 2011 Outlook

The Company’s outlook is based on current indications for its business, which may change during the current quarter.  A reconciliation of the GAAP to non-GAAP outlook and a statement on the use of non-GAAP financial measures are included at the end of this press release.  For the fourth quarter and fiscal 2011, management provides the following outlook:

•                  Total company revenue of $70 million to $74 million for the fourth quarter and $255 million to $259 million for the full year

•                  SBC product revenue of $17 million to $20 million for the fourth quarter and $37 million to $40 million for the full year

•                  GAAP gross margins between 62% and 63% for the fourth quarter and between 55% and 56% for the full year

•                  Non-GAAP gross margins between 63% and 64% for the fourth quarter and between 56% and 57% for the full year

•                  GAAP operating expenses between $41.5 million and $43 million for the fourth quarter and between $158 million and $159 million for the full year

•                  Non-GAAP operating expenses between $39.5 million and $41 million for the fourth quarter and between $151 million and $152 million for the full year

•                  GAAP earnings per share between $0.00 and $0.02 for the fourth quarter and GAAP loss per share between $0.04 and $0.06 for the full year

•                  Non-GAAP earnings per share between $0.01 and $0.03 for the fourth quarter and non-GAAP loss per share between $0.01 and $0.03 for the full year

•                  Year-end cash and investments of approximately $385 million

“While the fundamentals and prospects for our business are improving, this revised fourth quarter financial outlook reflects a more cautious capital spending environment by our customers,” said Moe Castonguay, Chief Financial Officer.

Earnings Conference Call Details:

Sonus Networks will host a conference call for analysts and investors to discuss its third quarter 2011 results, as well as certain forward-looking information today at 4:45 p.m. ET.

To listen live via telephone:

Dial-in number: 800-931-6361
International Callers: +1 212-231-2929

To listen via internet:

Sonus Networks will host a live webcast of the conference call.  To access the webcast, visit www.sonusnet.com, About Us, Investor Relations.

Replay information

A telephone playback of the call will be available following the conference and can be accessed by calling 800-633-8284, or for international callers, +1 402-977-9140.  The reservation number for the replay is 21542478 and will be available until November 10, 2011.

Non-GAAP Financial Measures

Sonus Networks presents its financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”).  Many of our investors have requested that we disclose non-GAAP information because it is useful in understanding our ongoing performance and comparing it to our historical results, as our non-GAAP financial measures exclude certain non-cash and one-time charges or benefits.  Likewise, we use non-GAAP measures that exclude certain expenses, such as stock-based compensation expense, amortization of intangible assets and restructuring charges, in analyzing and assessing the overall performance of our business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  We exclude stock-based compensation expense and amortization of intangible assets because these charges are non-cash in nature.  We exclude restructuring charges because they are one-time events.  No adjustment to income taxes for non-GAAP items is required, as we were unable to recognize a tax benefit on domestic losses incurred in any of the periods presented.  We believe that non-GAAP financial measures, including gross profit, gross margin, operating expenses, net income (loss) and earnings (loss) per share, are useful when evaluating our ongoing operations and comparing them to our historical results, including our liquidity.

Whenever we use a non-GAAP financial measure, we provide a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Our non-GAAP financial measures are not presented in accordance with, nor are they intended to be a substitute for, GAAP financial measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  Our non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.  Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as analytical tools.  In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

###

About Sonus Networks

Sonus Networks, Inc. is a leader in IP networking with proven expertise in delivering secure, reliable and scalable next generation infrastructure and subscriber solutions.  With customers in over 50 countries across the globe and over a decade of experience in transforming networks to IP, Sonus has enabled service providers and enterprises to capture and retain users and generate significant ROI.  Sonus products include media and signaling gateways, policy & routing servers, session border controllers and subscriber feature servers.  Sonus products are supported by a global services team with experience in design, deployment and maintenance of some of the world’s largest and most complex IP networks.  For more information, visit www.sonusnet.com.

Important Information Regarding Forward-Looking Statements

This release may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act) regarding future events that involve risks and uncertainties.  Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “outlook,” and “expectations” and similar references to future periods.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Such forward-looking statements may relate to, among others, expected financial and operating results, expected growth rates, future stock-based compensation and amortization expenses, future business prospects and market conditions.  Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. These include, but are not limited to: the timing of the Company’s recognition of revenues; the ability to recruit and retain key personnel; difficulties supporting our new strategic focus on channel sales; difficulties expanding the Company’s customer base; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; market acceptance of the Company’s products and services; rapid technological and market change; the ability to protect intellectual property rights; the ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the ability to hire and retain employees; the impact of increased competition; currency fluctuations; litigation; changes in the market price of the Company’s common stock; actions taken by significant stockholders; failure or circumvention of the Company’s controls and procedures; and other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission by the Company, including in Item 1A - “Risk Factors” of our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.  Any forward-looking statements represent Sonus’ views only as of today and should not be relied upon as representing Sonus’ views as of any subsequent date.  While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so, except as required by law.

Sonus is a registered trademark of Sonus Networks, Inc.  All other company and product names may be trademarks of the respective companies with which they are associated.

For more information, please contact:

Patti Leahy
978-614-8440
pleahy@sonusnet.com

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	September 30,	June 30,	September 30,
	2011	2011	2010
Revenue:
Product	$41,892	$29,446	$19,391
Service	24,461	22,326	23,348
Total revenue	66,353	51,772	42,739

Cost of revenue:
Product	11,504	9,618	7,231
Service	12,633	12,218	11,730
Total cost of revenue	24,137	21,836	18,961

Gross profit	42,216	29,936	23,778

Gross profit %
Product	72.5%	67.3%	62.7%
Service	48.4%	45.3%	49.8%
Total gross profit %	63.6%	57.8%	55.6%

Operating expenses:
Research and development	16,231	15,187	16,226
Sales and marketing	14,651	13,298	11,836
General and administrative	10,133	8,197	17,157
Restructuring	—	—	1,114
Total operating expenses	41,015	36,682	46,333

Income (loss) from operations	1,201	(6,746)	(22,555)
Interest income, net	269	332	429
Other income, net	—	—	1

Income (loss) before income taxes	1,470	(6,414)	(22,125)
Income tax benefit (provision)	439	480	(153)

Net income (loss)	$1,909	$(5,934)	$(22,278)

Earnings (loss) per share:
Basic	$0.01	$(0.02)	$(0.08)
Diluted	$0.01	$(0.02)	$(0.08)

Shares used to compute earnings (loss) per share:
Basic	278,721	278,400	275,412
Diluted	279,324	278,400	275,412

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2011	2010
Revenue:
Product	$107,291	$92,465
Service	78,133	73,863
Total revenue	185,424	166,328

Cost of revenue:
Product	44,283	30,358
Service	42,364	35,501
Total cost of revenue	86,647	65,859

Gross profit	98,777	100,469

Gross profit %
Product	58.7%	67.2%
Service	45.8%	51.9%
Total gross profit %	53.3%	60.4%

Operating expenses:
Research and development	47,026	46,272
Sales and marketing	42,246	37,822
General and administrative	26,526	38,272
Restructuring	—	1,114
Total operating expenses	115,798	123,480

Loss from operations	(17,021)	(23,011)
Interest income, net	1,036	1,367
Other income, net	—	12

Loss before income taxes	(15,985)	(21,632)
Income tax provision	(448)	(469)

Net loss	$(16,433)	$(22,101)

Loss per share:
Basic	$(0.06)	$(0.08)
Diluted	$(0.06)	$(0.08)

Shares used to compute loss per share:
Basic	278,286	275,107
Diluted	278,286	275,107

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$76,272	$62,501
Marketable securities	249,822	258,831
Accounts receivable, net	44,279	52,813
Inventory	20,886	22,499
Deferred income taxes	434	408
Other current assets	13,765	16,474
Total current assets	405,458	413,526

Property and equipment, net	22,921	21,284
Intangible assets, net	1,300	1,600
Goodwill	5,062	5,062
Investments	52,585	87,087
Deferred income taxes	1,336	1,271
Other assets	5,372	26,124
	$494,034	$555,954

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,426	$16,936
Accrued expenses	17,107	29,999
Current portion of deferred revenue	41,897	42,776
Current portion of long-term liabilities	664	338
Total current liabilities	69,094	90,049

Deferred revenue	10,323	42,811
Long-term liabilities	4,126	4,138
Total liabilities	83,543	136,998

Commitments and contingencies

Stockholders equity:
Common stock	279	277
Additional paid-in capital	1,308,715	1,301,285
Accumulated deficit	(905,934)	(889,501)
Accumulated other comprehensive income	7,431	6,895
Total stockholders’ equity	410,491	418,956
	$494,034	$555,954

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(16,433)	$(22,101)
Adjustments to reconcile net loss to cash flows (used in) provided by operating activities:
Depreciation and amortization of property and equipment	8,721	8,134
Amortization of intangible assets	300	413
Stock-based compensation	6,308	12,410
Loss on disposal of property and equipment	14	81
Deferred income taxes	—	60
Changes in operating assets and liabilities:
Accounts receivable	8,762	13,471
Inventory	19,113	(10,360)
Other operating assets	9,763	1,484
Accounts payable	(7,234)	12,704
Accrued expenses	(12,046)	4,477
Deferred revenue	(33,477)	(8,347)
Net cash (used in) provided by operating activities	(16,209)	12,426

Cash flows from investing activities:
Purchases of property and equipment	(10,962)	(9,193)
Purchase of intangible assets	—	(2,000)
Purchases of marketable securities	(152,402)	(283,461)
Sale/maturities of marketable securities	192,769	236,698
Net cash provided by (used in) investing activities	29,405	(57,956)

Cash flows from financing activities:
Proceeds from sale of common stock in connection with employee stock purchase plan	1,513	1,353
Proceeds from exercise of stock options	818	327
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(1,245)	(572)
Principal payments of capital lease obligations	(66)	(194)
Net cash provided by financing activities	1,020	914

Effect of exchange rate changes on cash and cash equivalents	(445)	538

Net increase (decrease) in cash and cash equivalents	13,771	(44,078)
Cash and cash equivalents, beginning of year	62,501	125,323
Cash and cash equivalents, end of period	$76,272	$81,245

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation and amortization of intangible assets included in the Company’s Condensed Consolidated Statements of Operations (unaudited) and the line items in which these amounts are reported.  Additional information regarding these items is available in the Investor Relations section of our website at http://www.sonusnet.com.  The information contained on our website or that can be accessed through our website should not be considered to be part of, or incorporated into, this press release.

	Three months ended
	September 30,	June 30,	September 30,
	2011	2011	2010
Stock-based compensation
Cost of revenue - product	$100	$109	$105
Cost of revenue - service	258	389	396
Cost of revenue	358	498	501

Research and development expense	505	527	617
Sales and marketing expense	408	563	647
General and administrative expense	796	627	4,947
Operating expense	1,709	1,717	6,211

Total stock-based compensation	$2,067	$2,215	$6,712

Amortization of intangible assets
Cost of revenue - product	$—	$—	$37
Research and development	100	100	100
Total amortization of intangible assets	$100	$100	$137

	Nine months ended
	September 30,	September 30,
	2011	2010
Stock-based compensation
Cost of revenue - product	$317	$265
Cost of revenue - service	1,032	1,219
Cost of revenue	1,349	1,484

Research and development expense	1,565	1,888
Sales and marketing expense	1,468	2,064
General and administrative expense	1,926	6,974
Operating expense	4,959	10,926

Total stock-based compensation	$6,308	$12,410

Amortization of intangible assets
Cost of revenue - product	$—	$113
Research and development	300	300
Total amortization of intangible assets	$300	$413

SONUS NETWORKS, INC.

Reconciliation Between GAAP and Non-GAAP Financial Measures

(In thousands, except percentages and per share amounts)

(unaudited)

The tables below include non-GAAP financial measures derived from our Condensed Consolidated Statements of Operations (unaudited).  These non-GAAP financial measures of Gross profit, Gross margin, Operating expenses, Net income (loss) and Earnings (loss) per share are not presented in accordance with, nor are they intended to be a substitute for, accounting principles generally accepted in the United States of America (“GAAP”).  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  The non-GAAP financial measures described below should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

We use a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, planning and forecasting future periods and determining payments under compensation programs.  We consider the use of these non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  These items for the periods presented are Stock-based compensation expense, Amortization of intangible assets and Restructuring.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to the Company’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future.

		Three months ended
		September 30,	June 30,	September 30,
	Notes	2011	2011	2010

GAAP Gross profit		$42,216	$29,936	$23,778
Stock-based compensation expense	A	358	498	501
Amortization of intangible assets	B	—	—	37
Non-GAAP Gross profit		$42,574	$30,434	$24,316

GAAP Gross margin		63.6%	57.8%	55.6%
Stock-based compensation expense	A	0.6%	1.0%	1.2%
Amortization of intangible assets	B	0.0%	0.0%	0.1%
Non-GAAP Gross margin		64.2%	58.8%	56.9%

GAAP Operating expenses		$41,015	$36,682	$46,333
Stock-based compensation expense	A	(1,709)	(1,717)	(6,211)
Amortization of intangible assets	B	(100)	(100)	(100)
Restructuring	C	—	—	(1,114)
Non-GAAP Operating expenses		$39,206	$34,865	$38,908

GAAP Net income (loss)		$1,909	$(5,934)	$(22,278)
Stock-based compensation expense	A	2,067	2,215	6,712
Amortization of intangible assets	B	100	100	137
Restructuring	C	—	—	1,114
Non-GAAP Net income (loss)		$4,076	$(3,619)	$(14,315)

Earnings (loss) per share *
GAAP Earnings (loss) per share *		$0.01	$(0.02)	$(0.08)
Non-GAAP Earnings (loss) per share *		$0.01	$(0.01)	$(0.05)

Shares used to compute earnings (loss) per share *
Shares used to compute diluted earnings per share *		279,324	N/A	N/A
Shares used to compute loss per share *		N/A	278,400	275,412

*  In periods of net income, diluted earnings per share is presented.

SONUS NETWORKS, INC.

Reconciliation Between GAAP and Non-GAAP Financial Measures

(In thousands, except percentages and per share amounts)

(unaudited)

The tables below include non-GAAP financial measures derived from our Condensed Consolidated Statements of Operations (unaudited).  These non-GAAP financial measures of Gross profit, Gross margin, Operating expenses, Net income (loss) and Earnings (loss) per share are not presented in accordance with, nor are they intended to be a substitute for, accounting principles generally accepted in the United States of America (“GAAP”).  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  The non-GAAP financial measures described below should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

We use a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, planning and forecasting future periods and determining payments under compensation programs.  We consider the use of these non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  These items for the periods presented are Stock-based compensation expense, Amortization of intangible assets and Restructuring.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to the Company’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future.

		Nine months ended
		September 30,	September 30,
	Notes	2011	2010

GAAP Gross profit		$98,777	$100,469
Stock-based compensation expense	A	1,349	1,484
Amortization of intangible assets	B	—	113
Non-GAAP gross profit		$100,126	$102,066

GAAP Gross margin		53.3%	60.4%
Stock-based compensation expense	A	0.7%	0.9%
Amortization of intangible assets	B	0.0%	0.1%
Non-GAAP Gross margin		54.0%	61.4%

GAAP Operating expenses		$115,798	$123,480
Stock-based compensation expense	A	(4,959)	(10,926)
Amortization of intangible assets	B	(300)	(300)
Restructuring	C	—	(1,114)
Non-GAAP Operating expenses		$110,539	$111,140

GAAP Net loss		$(16,433)	$(22,101)
Stock-based compensation expense	A	6,308	12,410
Amortization of intangible assets	B	300	413
Restructuring	C	—	1,114
Non-GAAP Net loss		$(9,825)	$(8,164)

Loss per share
GAAP loss per share		$(0.06)	$(0.08)
Non-GAAP loss per share		$(0.04)	$(0.03)

Shares used to compute loss per share		278,286	275,107

SONUS NETWORKS, INC.

Reconciliation Between GAAP and Non-GAAP Financial Measures

(In millions, except percentages and per share amounts)

(unaudited)

The following tables include non-GAAP measures provided as outlook for the three months and year ended December 31, 2011 derived from our GAAP (accounting principles generally accepted in the United States) 2011outlook.  This non-GAAP outlook for gross margin, operating expenses and earnings (loss) per share is not presented in accordance with, nor is it intended to be a substitute for, GAAP.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  The non-GAAP measures provided as outlook should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

We use a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, planning and forecasting future periods and determining payments under compensation programs.  We consider the use of these non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  These items for the periods presented are Stock-based compensation expense and Amortization of intangible assets.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to the Company’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future.

		Three months ended		Year ended
		December 31, 2011		December 31, 2011
	Notes	Range		Range

Revenue		$70	$74	$255	$259

Gross margin
GAAP outlook		62%	63%	55%	56%
Stock-based compensation	A	1%	1%	1%	1%
Non-GAAP outlook		63%	64%	56%	57%

Operating expenses
GAAP outlook		$41.5	$43.0	$158.0	$159.0
Stock-based compensation	A	(1.9)	(1.9)	(6.6)	(6.6)
Amortization of intangible assets	B	(0.1)	(0.1)	(0.4)	(0.4)
Non-GAAP outlook		$39.5	$41.0	$151.0	$152.0

Earnings (loss) per share
GAAP outlook		$—	$0.02	$(0.04)	$(0.06)
Stock-based compensation expense	A	0.01	0.01	0.03	0.03
Amortization of intangible assets	B	—	—	—	—
Non-GAAP outlook		$0.01	$0.03	$(0.01)	$(0.03)

SONUS NETWORKS, INC.

Notes to Reconciliation Between GAAP and Non-GAAP Financial Measures

(unaudited)

A               Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  A cash salary or bonus has a fixed and unvarying cash cost.  In contrast, the expense associated with the award of an option is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results enables the readers of our financial statements to more accurately compare our operating results to our historical results and to other companies in our industry.

B               On January 15, 2010, we entered into an intellectual property asset purchase and license agreement with Winphoria, Inc. (“Winphoria”) and Motorola, Inc. (“Motorola”) to purchase certain of Winphoria’s software code and related patents and licensed certain other intellectual property from Winphoria and Motorola.  The purchase price included an initial payment of $2.0 million and future potential royalty payments dependent upon future sales of certain of our products that include the Winphoria technology that was purchased or licensed.  In connection with this transaction we recorded identifiable intangible assets which we have classified as developed technology and that will be amortized on a straight-line basis over five years, the expected useful life of the technology.  The amortization expense for these identifiable intangible assets is included in Amortization of intangible assets.

On April 13, 2007, we completed our acquisition of Zynetix Limited (“Zynetix”), a privately-held designer of innovative Global System for Mobile Communications infrastructure solutions located in the United Kingdom.  In connection with this acquisition we recorded intangible assets consisting of customer relationships, intellectual property and a trade name.  A portion of the Intellectual property was allocated to the Sonus reporting unit.  During the third quarter of fiscal 2008, we committed to a plan to sell Zynetix, and completed the sale transaction on November 26, 2008.  The amortization expense for the intellectual property allocated to the Sonus reporting unit is included in Amortization of intangible assets.

We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry and provides meaningful information regarding our liquidity.

C               We recorded restructuring expense for a headcount reduction initiative related to the closing of our office in Ottawa, Canada, which reduced our workforce by 12 employees.  We believe that excluding these restructuring expenses facilitates the comparison of our financial results to our historical operating results and to other companies in our industry and provides meaningful information regarding our liquidity.